Exhibit 99.1

Press Release	Source: Industrial Enterprises of America, Inc.

Industrial Enterprises of America Announces 1:10 Reverse Stock Split
Friday May 19, 4:05 pm ET

NEW YORK, May 19, 2006 (PRIMEZONE) -- Industrial Enterprises of America, Inc. (OTC BB:ILNP.OB - News), a specialty automotive aftermarket supplier, today announced a 1:10 reverse stock split with an effective date of Monday, June 5, 2006. The reverse split has been approved by both the board of directors and the holders of a majority of the issued and outstanding common stock.

As a result of the reverse stock split, the number of shares of the Company's current outstanding common stock will be reduced from 56,226,888 shares to approximately 5,622,700 shares of outstanding common stock.

John Mazzuto, Chief Executive Officer of Industrial Enterprises of America, commented, ``We have been focused on consolidating our manufacturing operations to maximize efficiencies and increase product margins following our acquisitions over the past year. As we have previously stated, we would only consider a reverse split to enable the Company to become listed on a major exchange. After reviewing our quarterly numbers with the additions of our acquisitions, this reverse split was the last remaining issue to allow us to qualify for listing on a number of major exchanges. Such a move will further assist us in the development and growth of the company by increasing our exposure and liquidity in the capital markets.''

In the reverse split, each 10 shares of issued and outstanding common stock will be converted automatically into one share of common stock. Stockholders who hold their shares in brokerage accounts or ``street name'' will not be required to take any action to effect the exchange of their shares. Stockholders of record as of June 5, 2006 who hold share certificates will receive instructions from the Company's transfer agent explaining the process for obtaining new post-split stock certificates. Computershare Trust Co., Inc. will act as the exchange agent for purposes of implementing the exchange of stock certificates.

About Industrial Enterprises of America, Inc.

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional, and discount automotive aftermarket channels.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects'', ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of EMC Packaging's and Unifide Industries' products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; (iii) the ultimate consequences of Hurricane Katrina on the supply and/or distribution chain; (iv) the consequent results of operations given the aforementioned factors; and (v) the requirement for the Company to raise additional working capital to fund operations and the availability and terms of any such funding to the Company. Without any such funding, the Company believes it may be forced to curtail operations, and if no alternative to financing, such as an additional merger or acquisition, is consummated, the Company may not continue as a going concern. Other risks are detailed from time to time in the Company's 2005 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
 Industrial Enterprises of America, Inc.
Investors and Public Relations:
David Zazoff
212-505-5976
PressReleases@Za-Consulting.net

Source: Industrial Enterprises of America, Inc.